Exhibit 3.1

Delaware

The First State

Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "ALZAMEND NEURO, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 2025, AT 10 O`CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

5976073 8100
SR# 20253307361

Authentication: 204147420
Date: 07-09-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 07/09/2025 FILED 10:00 AM 07/09/2025 SR 20253307361 -File Number 5976073 CERTIFICATE OF ELIMINATION OFTHE CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK OF ALZAMEND NEURO, INC. Pursuant to Section 15l(g) of the General Corporation Law of the State of Delaware Alzamend Neuro, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware ( the "DGCL"), hereby certifies as follows: FIRST: Pursuant to the authority to the Board of Directors of the Corporation (the "Board") by Section I 51 of the DGCL, the Board, by resolution duly adopted, authorized the issuance of, and established the voting powers, designation, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions of shares of Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), as evidenced by the Certificate of Designation with respect to such Series A Preferred Stock filed with the Secretary of State of the State of Delaware on May 9, 2024. SECOND: Pursuant to the Certificate of Designations and Preferences (the "Certificate of Designations") governing such Series A Preferred Stock, there were 800 shares of Series A Preferred Stock issued and outstanding that have since been returned to the Corporation for cancellation. TIIIRD: Pursuant to a unanimous written consent of the Board dated June 25, 2025, the Board duly adopted the following resolutions approving the proposed elimination of the Series A Preferred Stock as follows: WHEREAS, the Certificate of Incorporation, as amended, of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more classes; WHEREAS, the Corporation previously authorized and designated 3,000 shares of Series A Convertible Preferred Stock (the "Previous Class"), on May 7, 2024, pursuant to the Certificate of Designations therefor; and WHEREAS, the Corporation previously issued shares of the Previous Class, all of which have been converted or reacquired and canceled pursuant to the Certificate of Designations. NOW, THEREFORE IT IS RESOLVED, the Corporation hereby eliminates the Certificate of Designations originally filed with the State of Delaware on May 9, 2024, related to the Previous Class; and be it further RESOLVED, that the Corporation's Chief Executive Officer, its Chief Financial Officer, its Executive Vice President and General Counsel and its Secretary ( each, an "Authorized Person") be, and each of them individually is, authorized to execute the foregoing documents and/or instruments in connection with the elimination of the Certificate of Designations on behalf of the Corporation, together with such amendments and changes thereto as such Authorized Person in his sole discretion shall approve, and together with any other documents and/or instruments executed in connection therewith, his signature thereon to be conclusive evidence of such approval; and be it further RESOLVED, that in addition to and without limiting the foregoing, each Authorized Person and the Corporation's attorney, be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation; and be it further RESOLVED, that all prior actions taken by the Corporation and/or its officers for and/or on behalf of the Corporation be, and each such action hereby is, approved, ratified and confirmed; and be it further RESOLVED, thatthis unanimous written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page; and be it further

RESOLVED, that the Secretary or any Assistant Secretary or any other officer of this Corporation be, and hereby is, authorized to certify as to the adoption of any or all of the foregoing resolutions. FOURTH: In accordance with Section 151 (g) of the DGCL, the shares that were designated as Series A Preferred Stock are hereby returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer on the 7th day of July, 2025. ALZAMEND NEURO, INC. By: Isl Henry Nisser Name: Henry Nisser Title: Executive Vice President